Putnam RetirementReady 2030 Fund
7/31/06 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)
Class A	646
Class B	4
Class C 	1

72DD2 (000s omitted)
Class M	1
Class R	1
Class Y	652

73A1
Class A	1.279
Class B	0.976
Class C	1.097

73A2
Class M	1.052
Class R	1.334
Class Y	1.416

74U1 (000s omitted)
Class A	664
Class B	4
Class C	1

74U2 (000s omitted)
Class M	9
Class R	1
Class Y	566

* Represents less than 1(000s omitted)

74V1
Class A	69.46
Class B	67.56
Class C	67.43

74V2
Class M	67.73
Class R	67.75
Class Y	75.11